Exhibit 10.1

PROMISSORY NOTE

Amount - US$50,000.00
Due Date - On Demand

For value received, on demand, the undersigned promises to pay to ________________, or to his order, at _________________________, the sum of Fifty Thousand Dollars ($50,000.00) of lawful money of United States of America, with interest at the rate of 6% per annum calculated yearly.

And the undersigned hereby waives notice of protest, dishonor and presentment of this Promissory Note.

Dated at Guangzhou, Guangdong Province, China, this ___ day of July, 2011.

__________________________
Tao Chen, CEO
Legend Mining Inc.